UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 3, 2016

WITH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55533	80-0194367
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7 Studebaker, Irvine , California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(714) 617-1991

MEDL Mobile Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K (including the exhibit) contains “forward-looking statements” within the meaning of the Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. These forward-looking statements are found at various places throughout the this Current Report (including the exhibit) and include information concerning possible or assumed future results of our operations; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future operations, future cash needs, business plans and future financial results, and any other statements that are not historical facts.

Any or all of the forward-looking statements included in this Current Report (including the exhibit) and in any other reports or public statements made by us are not guarantees of future performance and may turn out to be inaccurate. These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors.  Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report (including the exhibit). All subsequent written and oral forward-looking statements concerning other matters addressed in this Current Report (including the exhibit) and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Current Report (including the exhibit). Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed on its Current Report on Form 8-K filed on May 16, 2016, With, Inc. (the “Company”) received a notice of default and foreclosure (“Notice”) on May 10, 2016 from counsel for Alpha Capital Anstalt (“Alpha”), the assignee of that certain Secured Revolving Credit Agreement dated November 17, 2013 in the maximum principal amount of $550,000 (“KGN Note”) entered into between KGN Holdings, LLC (“KGN”) and the Company.  The KGN Note is guaranteed by Hang With, Inc., a majority owned subsidiary of the Company (“Hang With”), and secured by a security interest in all of the assets of the Company and Hang With, pursuant to a security agreement between KGN, on the one hand, and the Company and Hang With on the other, as amended, which security interest covers the shares of stock of Hang With owned by the Company.  Further in January 2016, KGN and the Company and Hang With entered into a Forbearance Agreement (the “Forbearance Agreement”).  Alpha’s Notice stated that the Company and Hang With have defaulted under the terms of the KGN Note and the Forbearance Agreement and that as a result, Alpha gave notice of the default and of its intention to foreclose upon the shares of Hang With owned by the Company.

As a result of the receipt of this foreclosure notice and in an attempt to conserve assets of the Company which the Company would otherwise have to expend in order to address a foreclosure proceeding, the Company entered into a Satisfaction Agreement (“Agreement”) with Alpha on June 3, 2016, pursuant to which it acknowledged that Alpha is the holder of a properly perfected valid and fully enforceable security interest in all of the assets of the Company and Hang With including the Company’s ownership of 10,000,000 shares of Hang With’s common stock (“Collateral”) and that as of April 15, 2016 $549,100 in principal was outstanding and $15,951.69 in interest had accrued on the KGN Note.  Under this Agreement, the Company and Hang With acknowledged and agreed that the amount of indebtedness outstanding under the KGN Note exceeded the value of the Collateral.  The Company and Hang With and Alpha agreed that that Alpha would accept, in partial satisfaction of the indebtedness and obligations under the KGN Note the transfer of 8,973,683 shares of Hang With’s common Stock.  In the same Agreement, the Company and Hang With also agreed to certain commercially reasonable covenants regarding maintenance of collateral and the like. Simultaneous with entering into the Satisfaction Agreement, the Company and Hang With entered into an Intercreditor Agreement with Alpha pursuant to which the Company agreed to subordinate the $2,000,000 of indebtedness owed to it by Hang With to all of the rights of Alpha under the KGN Note and the $100,000 principal amount secured note, dated February 16, 2016, issued by it to Alpha.

Item 9.01 Exhibit

Exhibit 99.1 Form of Satisfaction Agreement, dated June 3, 2016

Exhibit 99.2 Form of Intercreditor Agreement, dated June 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2016	WITH, INC. By: /s/ Andrew Maltin Andrew Maltin, Chief Executive Officer